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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported): May 19, 2009


                                PVF Capital Corp.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

       Ohio                             0-24948                  34-1659805
----------------------------      ----------------------     -------------------
(State or Other Jurisdiction      Commission File Number      (I.R.S. Employer
      of Incorporation)                                      Identification No.)

                 30000 Aurora Road, Solon, Ohio            44139
               ---------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

       Registrant's Telephone Number, Including Area Code: (440) 248-7171
                                                           --------------

                                 Not Applicable
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

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ITEM 5.02  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;
           ------------------------------------------------------------------
           APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENT OF CERTAIN
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           OFFICERS
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      (e) Effective May 19, 2009, PVF Capital Corp. (the "Company"), Park View
Federal Savings Bank (the "Bank") and John R. Male entered into an Amendment to the Amended and Restated Severance Agreement (the "Amendment"), which Amendment amends the parties' Amended and Restated Severance Agreement (the "Severance Agreement"). The Amendment:

      (1) provides for the automatic renewal of the Severance Agreement for one year beyond the Severance Agreement's then effective expiration date commencing on October 29, 2009 and continuing on each October 29th thereafter until Mr. Male reaches the age of 65;

      (2) requires a vote of a supermajority of the Boards of Directors of the Company and the Bank followed by a thirty-day period to cure any facts or circumstances constituting "Cause," as defined in the Severance Agreement, before Mr. Male could be terminated for Cause;

      (3) provides that (i) the amount payable to Mr. Male under the Severance Agreement as a result of involuntary termination other than for Cause within one year following a "Change in Control," as defined in the Severance Agreement or termination for "Good Reason," as defined in the Severance Agreement, shall be no less than the amount he would have been paid under such circumstances had he elected to terminate employment for "Good Reason" as of January 29, 2009, and
(ii) the amount of the benefits to be paid to Mr. Male under the Park View Federal Savings Bank Supplemental Executive Retirement Plan, as Amended and Restated (the "SERP") as a result of involuntary termination other than for Cause within one year following a Change in Control or termination for Good Reason shall be no less than the amount he would have been paid under the SERP had he been terminated for Good Reason, as defined in the SERP, as of January 29, 2009, and he fully vested in the SERP as of such date; and

      (4) revised the Severance Agreement to pay a "gross-up payment" to Mr. Male in the event a payment made to him under the Severance Agreement violates
Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"). The gross-up payment would be an amount sufficient to pay any additional tax imposed under Section 409A of the Code, after being reduced for all income taxes, employment taxes and any applicable additional excise taxes.

       Effective May 19, 2009, the Bank and Mr. Male also entered into an amendment to the SERP (the "SERP Amendment"). The SERP Amendment:

      (1) requires a vote of a supermajority of the Boards of Directors of the Company and the Bank followed by a thirty-day period to cure any facts or circumstances constituting "Cause," as defined in the SERP, before Mr. Male could be terminated for Cause; and

      (2) revised the SERP to pay a "gross-up payment" to Mr. Male in the event a payment made to him under the SERP violates Section 409A of the Code. The gross-up payment would be an amount sufficient to pay any additional tax imposed under Section 409A of the Code, after being reduced for all income taxes, employment taxes and any applicable additional excise taxes.

      The foregoing summary of the Amendment and the SERP Amendment is not complete and is qualified in its entirety by reference to the complete text of such documents, which are filed as Exhibits 10.1 and 10.2 to this Form 8-K and which are incorporated herein by reference in their entirety.

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ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS
           ---------------------------------

(a)    Not applicable.

(b)    Not applicable.

(c)    Not applicable.

(d)    The following exhibits are filed herewith:

       Exhibit 10.1 Amendment to the Amended and Restated Severance Agreement by and between John R. Male, PVF Capital Corp. and Park View Federal Savings Bank

               10.2 Amendment to the Park View Federal Savings Bank Supplemental Executive Retirement Plan, as Amended and Restated

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                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              PVF CAPITAL CORP.


Dated:  May 26, 2009                     By:  /s/ Jeffrey N. Male
                                              --------------------------------
                                              Jeffrey N. Male
                                              Vice President and Secretary
                                             (Duly Authorized Representative)